EXHIBIT 10.1
DIRECTOR RETIREMENT PLAN
DISTRIBUTION ELECTION FORM

SECTION I — PERSONAL DATA
NAME__________________________________

SECTION II — DISTRIBUTION ELECTION
If I cease to be a director of ABM Industries Incorporated at or after age 72, please distribute my Director Retirement Plan benefits according to the following option (choose one):
☐      Lump sum discounted payment
☐      Annual installments for 10 years
I understand that if I cease to be a director prior to age 72, my retirement plan benefits will be paid in annual installments beginning at age 65. If I die while serving as a director or prior to beginning payments under the Director Retirement Plan, I will receive no benefits from the Director Retirement Plan. I further acknowledge, that if I die while receiving annual installments, my estate and beneficiaries will receive no additional payments under the Director Retirement Plan.
SECTION III — SIGNATURE
I acknowledge that my election (or change in election) is subject to the terms and conditions of the Director Retirement Plan. If I file a subsequent election, then I understand it will not take effect unless I retire more than one year after making such election and if I elect a lump sum discounted payment, the earliest that I may receive such payment is five years following the date of the subsequent election.

Director Signature	Date

IMPORTANT TAX NOTICE
It is intended that benefits from the Plan are generally taxable when you actually receive them. You cannot “roll over” the benefits into an Individual Retirement Account (IRA) or into a qualified pension or profit sharing plan. Please contact your tax advisor because you may need to file estimated tax payments.
Rev. 6/16/06